UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 4, 2018
AgroFresh Solutions, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-36316 (Commission File Number)	46-4007249 (I.R.S. Employer Identification Number)
One Washington Square 510-530 Walnut Street, Suite 1350 Philadelphia, PA (Address of principal executive offices)		19106 (Zip code)
(267) 317-9139 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐       Written communications pursuant to Rule 425 under the Securities Act
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of AgroFresh Solutions, Inc. (the “Company”) held on June 4, 2018 (the “Annual Meeting”), the Company’s stockholders (1) elected the Company’s seven nominees for director for a one-year term, (2) ratified the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018 and (3) authorized the Company’s board of directors to adjourn and postpone the Annual Meeting to a later date or dates, if necessary. The final voting results for each proposal submitted to a vote are set forth below:

PROPOSAL 1:    Election of Directors.

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Robert Campbell	35,806,525	67,395	1,304,061	4,210,404
Jordi Ferre	36,847,236	46,098	284,647	4,210,404
Denise L. Devine	36,611,814	4,334	561,833	4,210,404
Macauley Whiting, Jr.	35,697,772	52,564	1,427,645	4,210,404
Nance Dicciani	35,685,834	64,708	1,427,439	4,210,404
Gregory Freiwald	32,409,535	573,167	4,195,279	4,210,404
George Lobisser	35,710,903	170,871	1,296,207	4,210,404

PROPOSAL 2:    Approval of the ratification of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2018.

Votes For	Votes Against	Abstentions
41,320,525	35,244	32,616

PROPOSAL 3:    Approval to authorize the Board of Directors to adjourn and postpone the Annual Meeting to a later date or dates.

Votes For	Votes Against	Abstentions
27,999,674	12,963,804	424,907

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: June 7, 2018

AGROFRESH SOLUTIONS, INC. By: /s/ Thomas Ermi Name: Thomas Ermi Title: Executive Vice President and General Counsel

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